Case No. 10-12302 PJW
Reporting Period: August 1 through August  31, 2011

Capital Growth Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the month ended August 31,  2011
(Unaudited)

For the month ended August 31, 2011

REVENUES	$0

COST OF REVENUES	0

GROSS MARGIN	0

OPERATING EXPENSES

Compensation	20,000
Travel and entertainment	2,088
Occupancy	0
Professional services	16,618
Insurance	295,562
Bad Debt Expense	0
Depreciation & Amortization	0
Restructuring Expenses	0
Other expense (Income)	$186,951

TOTAL OPERATING EXPENSES	521,219

OPERATING INCOME (LOSS)	(521,219)

Interest Expense (Income)	-
(Gain) Loss on Sale and Abandonment of Assets and Liabilities	(37,337,950)
Income Tax Expense	0

NET INCOME (LOSS)	$36,816,731

Case No.10-12302 PJW
Reporting Period: August 1 through August  31, 2011

Capital Growth Systems, Inc.and Subsidiaries
Condensed Consolidated Statements of Operations
For the eight-month period ended August 31, 2011
(Unaudited)

For the eight-month period ended August 31, 2011

REVENUES	$19,787,589

COST OF REVENUES	14,744,883

GROSS MARGIN	5,042,706

OPERATING EXPENSES

Compensation	3,847,392
Travel and entertainment	381,810
Occupancy	787,017
Professional services	434,190
Insurance	428,897
Bad Debt Expense	82,931
Depreciation & Amortization	911,617
Restructuring Expenses	1,294,863
Other Expense (Income)	$(77,188)

TOTAL OPERATING EXPENSES	8,091,529

OPERATING INCOME (LOSS)	(3,048,823)

Interest Expense	6,468,809
(Gain) Loss on Sale and Abandonment of Assets and Liabilities	(72,681,072)
Income Tax Expense	90,454

NET INCOME (LOSS)	$63,072,986

Case No.10-12302 PJW
Reporting Period: August 1 through August 31, 2011

Capital Growth Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
August 31, 2011
(Unaudited)

August 31, 2011

ASSETS
CURRENT ASSETS
Cash	$1,375,521
Accounts Receivable, net	0
Other Current Assets	0
Total Current Assets	1,375,521

Fixed Assets, gross	0
Accumulated Depreciation	-
Fixed Assets, net	0

Other Assets	0
Intangible Assets	0
Goodwill	0

TOTAL ASSETS	$1,375,521

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Current maturities of long-term debt	$0
Post-Petition Accounts Payable	1,339,081
Pre-Petition Accounts Payable	0
Post-Petition Accrued Expenses	58,601
Pre-Petition Accrued Expenses	0
Deferred Revenue	0
Total Current Liabilities	1,397,682

Long-term debt	0
Taxes	0

Total Liabilities	1,397,682

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock	17,015
Additional Paid in Capital	62,636,508
Retained Earnings, beginning of year	(125,359,811)
Cumulative (gain) loss on currency translation	(388,859)
Current Year Retained Earnings Inc/Loss	63,072,986

Total Equity	(22,161)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$1,375,521

Case No.	10-12302 PJW
Reporting Period: August 1
through August 31, 2011

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 8/31/2011

	Current	31-60	61-90	Over 90	Total
Total Trade Accounts Payable	$0	$0	$0	$1,339,079	$1,339,079

Case No.	10-12302 PJW
Reporting Period: August 1 through August 31, 2011

Capital Growth Systems, Inc.
Consolidated AR Aging Report (Gross Receivables)

As of 8/31/2011

	Current	1-30 Days	31 - 60 Days	61+	Total
Total Trade Accounts Receivables	$0	$0	$0	$0	$0